As filed with the Securities and Exchange Commission on October 6, 2026.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHRONOSCALE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	42-3357005
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2440 Sand Hill Road, Suite 400

Menlo Park, California 94025

(650) 977-4969

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ying Cenly Chen

Chief Executive Officer

2440 Sand Hill Road, Suite 400

Menlo Park, California 94025

(650) 977-4969

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven E. Siesser, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

(212) 204-8688

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Smaller reporting company ☒
Non-accelerated filer ☒		Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold until the registration statement is effective. This prospectus is not an offer to sell these securities and does not solicit an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to completion, dated October 6, 2026

PROSPECTUS

$500,000,000

Non-Convertible Preferred Stock

Debt Securities
Junior Subordinated Debt Securities

ChronoScale Holdings Corporation may offer, issue and sell from time to time, together or separately, in one or more offerings, any combination of:

●	shares of non-convertible preferred stock in one or more series,

●	debt securities,

●	junior subordinated debt securities, or

●	any combination of non-convertible preferred stock, debt securities or junior subordinated debt securities.

The aggregate public offering price of the securities that we are offering will not exceed $500,000,000. In addition, selling stockholders to be named in a prospectus supplement may offer and sell from time to time these securities in such amounts as set forth in a prospectus supplement.

This prospectus provides a general description of the securities we may offer. Each time we or any selling securityholders sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated or deemed incorporated by reference in this prospectus, carefully before you make your investment decision. Our common stock is traded on the Nasdaq Capital Market under the symbol “CHRN.” On October 5, 2026, the last reported sale price of our common stock on the Nasdaq Capital Market was $18.60 per share. You are urged to obtain current market quotations of the common stock. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We or any selling securityholders may offer to sell these securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. Before making an investment decision, you should carefully review the information contained in this prospectus under the heading “Risk Factors” beginning on page 4.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                  , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings, any or all of the securities described in this prospectus, separately or together, up to an aggregate offering price of $500,000,000.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. You should read the registration statement and the accompanying exhibits for further information. The registration statement, including the exhibits and the documents incorporated or deemed incorporated herein by reference, can be read and are available to the public over the Internet at the SEC’s website at http://www.sec.gov as described under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement containing specific information about the terms of a particular offering by us. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus or any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

Unless this prospectus indicates otherwise or the context otherwise requires, the terms “we,” “our,” “us,” or the “Company” as used in this prospectus refer to ChronoScale Holdings Corporation and its subsidiaries except that such terms refer to only ChronoScale Holdings Corporation and not its subsidiaries in the sections entitled “Description of Non-Convertible Preferred Stock,” “Description of Debt Securities” and “Description of Junior Subordinated Debt Securities.”

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference herein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” beginning on page 4, our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus before making an investment decision.

Our Business

We operate our business through ChronoScale Corporation, a Nevada corporation and a wholly owned subsidiary of the Company (f/k/a Applied Digital Cloud Corporation, a Nevada corporation) (“Cloud”). Following the Holding Company Transaction (as defined and described below), Applied Digital Cloud Corporation changed its name to ChronoScale Corporation. All references to “Cloud” prior to the Holding Company Transaction are to Applied Digital Cloud Corporation and after the Holding Company Transaction, to ChronoScale Corporation. Through Cloud, we have been providing cloud services to customers at third-party colocation centers located in Colorado, Minnesota and Utah, such as artificial intelligence and machine learning developers, seeking to develop their advanced products (the “Cloud Business”). Customers pay a fixed rate in exchange for an energized space supported by Cloud-provided equipment.

Recent Developments

On May 5, 2026, we consummated the previously announced business combination transaction (the “Business Combination”) contemplated by that certain Contribution and Exchange Agreement (the “Contribution and Exchange Agreement”), dated February 15, 2026, by and among Ekso Bionics Holdings, Inc., a Nevada corporation (“Ekso”), APLD Intermediate HoldCo LLC, a Delaware limited liability company (“APLD Intermediate”), APLD ChronoScale HoldCo LLC, a Delaware limited liability company and a wholly-owned subsidiary of APLD Intermediate (“Contributor”), each a wholly-owned direct or indirect subsidiary of Applied Digital Corporation, a Nevada corporation (“Applied Parent”), and Cloud, which immediately prior to the consummation of the Business Combination (the “Closing”) was a wholly-owned indirect subsidiary of Applied Parent and a direct subsidiary of Contributor. Upon the Closing, Ekso changed its name to “ChronoScale Corporation” and Cloud became a wholly-owned subsidiary of Ekso. Following the Closing, we operated in two distinct business segments: the Cloud Business, which operated through Cloud, and the Ekso legacy business, which designed, developed, and marketed exoskeleton and complementary products that augment human strength, endurance, and mobility (the “Legacy Ekso Business”), which operated through Ekso Bionics, Inc., a Delaware corporation (“Legacy Ekso”), which was a direct wholly-owned subsidiary of Ekso prior to its divestiture, described below.

On July 1, 2026, ChronoScale Corporation completed a holding company formation transaction (the “Holding Company Transaction”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of July 1, 2026, by and among ChronoScale Corporation, ChronoScale Holdings Corporation (“ChronoScale Holdings”), and CHRN Merger Sub Inc. (“Merger Sub”). The Holding Company Transaction was effected as a corporate restructuring under Section 92A.134 of the Nevada Revised Statutes. As part of the Holding Company Transaction, ChronoScale Corporation contributed all of the outstanding equity interests of its wholly-owned subsidiary, Cloud, to ChronoScale Holdings pursuant to a contribution agreement, resulting in Cloud becoming a direct, wholly-owned subsidiary of ChronoScale Holdings. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into ChronoScale Corporation, with ChronoScale Corporation continuing as the surviving corporation and a wholly-owned direct subsidiary of ChronoScale Holdings. As a result of the Holding Company Transaction, ChronoScale Holdings became the public company parent of and successor issuer to ChronoScale Corporation, and ChronoScale Corporation subsequently converted from a Nevada corporation to a Nevada limited liability company and changed its name to “ChronoScale Intermediate LLC.” In addition, Applied Digital Cloud Corporation changed its name to “ChronoScale Corporation.” The holding company structure better reflects our individual operating businesses, allows for and can accommodate future growth from internal operations and generally provides for greater administrative and operational flexibility.

On August 6, 2026, we changed our principal place of business to 2440 Sand Hill Road, Suite 400, Menlo Park, California 94025.

On August 6, 2026, we entered into a two-year strategic partnership with Microsoft to support the planned deployment of approximately 50 megawatts of AI compute capacity. The deployment is expected to utilize NVIDIA GB300 systems and advanced liquid-cooling infrastructure designed to support high-density, next-generation artificial intelligence and accelerated compute workloads. Upon projected completion in the first calendar quarter of 2027, the deployment is expected to expand our available compute capacity and further strengthen our position as a provider of high-performance digital infrastructure supporting AI and cloud computing applications. The deployment is subject to our ability to obtain financing on favorable terms and other customary development, construction, and operational conditions and milestones, for which there could be penalties and other credits available to our counterparty if we do not meet or perform.

As previously disclosed, on May 29, 2026, our Board of Directors (the “Board”) committed to a plan to divest the Legacy Ekso Business and focus our operations solely on the Cloud Business, which plan was publicly announced on June 4, 2026. We completed the divestiture of Legacy Ekso on September 30, 2026.

Corporate Information

Our executive office is located at 2440 Sand Hill Road, Suite 400, Menlo Park, California 94025, and our phone number is (650) 977-4969. Our website address is https://chronoscale.com/.

We make available free of charge through the Investor Relations link on our website access to press releases and investor presentations, as well as all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) as soon as reasonably practicable after electronically filing such materials with, or furnishing them to, the SEC. In addition, the SEC maintains an Internet website, www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC. Information contained in, or accessible through, our website does not constitute part of this prospectus or the registration statement of which it forms a part and inclusions of our website address in this prospectus or the registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this prospectus contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future.

There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:

●	our inability to raise additional capital or borrow funds in a timely manner, on acceptable terms, or at all;
●	conditions in the debt and equity capital markets, including the availability and costs of financing to fund our current operations and the growth and expansion of our business;
●	customer concentration (including an inability to renew existing customer agreements) and the impact that the loss of, or a material reduction in business from, any significant customer could have on our business, financial condition and results of operations;
●	limitations on our ability to attract and retain key personnel, including our executive officers and members of the Board;
●	changes in operational and capital plans;
●	higher than expected costs and expenses;
●	unexpected future capital expenditures;
●	economic and competitive conditions;
●	the success of our risk management activities, including any failure by the Company to implement and maintain effective internal controls;
●	litigation, including the potential litigation concerning the Business Combination;
●	our ability to realize the expected benefits of focusing our operations on our Cloud Business;
●	cash flow and access to capital; and
●	uncertainties related to market conditions.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in such forward-looking statements. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should review the factors and risks and other information we describe in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent reports we will file from time to time with the SEC.

All forward-looking statements are expressly qualified in their entirety by this cautionary note. You are cautioned to not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference herein. You should read this prospectus and the documents that we incorporate by reference and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. We have expressed our expectations, beliefs and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

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RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which is on file with the SEC and is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

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USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement to this prospectus or any free writing prospectuses used to offer specific securities, we expect to use the net proceeds from any offering of securities by us for working capital and general corporate purposes. The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement or free writing prospectus relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds. Our management has broad discretion over the allocation of the net proceeds from any offering of securities. We will pay all of the fees and expenses incurred by us in connection with this registration.

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SELLING SECURITYHOLDERS

Information about selling securityholders, if any, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

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DESCRIPTIONS OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the non-convertible preferred stock, debt securities and junior subordinated debt securities that we may offer and sell from time to time. The total dollar amount of all securities that we may sell will not exceed $500,000,000. The non-convertible preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of non-convertible preferred stock. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our Amended and Restated Articles of Incorporation (the “Articles”), our Amended and Restated Bylaws (the “Bylaws”) and by applicable Nevada law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by the terms set forth in that prospectus supplement. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Articles and our Bylaws, copies of which are filed as exhibits to our Current Report on Form 8-K, as filed with the SEC on July 1, 2026, which is incorporated by reference herein.

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DESCRIPTION OF NON-CONVERTIBLE PREFERRED STOCK

We are authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share.

Terms of the Non-Convertible Preferred Stock That We May Offer and Sell to You

We summarize below some of the provisions that will apply to the non-convertible preferred stock that we may offer to you unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below. Prior to the issuance of a new series of non-convertible preferred stock, we will further amend our Articles, designating the stock of that series and the terms of that series. We will file a copy of the certificate of designation that contains the terms of each new series of non-convertible preferred stock with the SEC each time we issue a new series of non-convertible preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as our third restated certificate of incorporation, as amended, before deciding to buy shares of our non-convertible preferred stock as described in the applicable prospectus supplement.

Our Board has the authority, without further action by the stockholders, to issue non-convertible preferred stock in one or more series and to fix the number of shares, dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking funds, and any other rights, preferences, privileges and restrictions applicable to each such series of non-convertible preferred stock.

The issuance of any non-convertible preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our board of directors to issue non-convertible preferred stock could discourage, delay or prevent a takeover or other corporate action.

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The terms of any particular series of non-convertible preferred stock will be described in the prospectus supplement relating to that particular series of non-convertible preferred stock, including, where applicable:

●	the designation, stated value and liquidation preference of such non-convertible preferred stock;
●	the number of shares within the series;
●	the offering price;
●	the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;
●	any redemption or sinking fund provisions;
●	the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;
●	the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;
●	the voting rights, if any, of shares of such series;
●	the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;
●	the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;
●	the conditions and restrictions, if any, on the creation of indebtedness by us or by any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and
●	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such non-convertible preferred stock.

The description of the terms of a particular series of non-convertible preferred stock in the applicable prospectus supplement will not be complete. You should refer to the applicable amendment to our Articles, as amended, for complete information regarding a series of non-convertible preferred stock.

The non-convertible preferred stock will, when issued against payment of the consideration payable therefor, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, each series of non-convertible preferred stock will, upon issuance, rank senior to the common stock and on a parity in all respects with each other outstanding series of non-convertible preferred stock. The rights of the holders of our non-convertible preferred stock will be subordinate to that of our general creditors.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the notes under the indenture that we will enter into with the trustee named in the indenture. The form of indenture is being filed as an exhibit to the registration statement of which this prospectus is a part. The indenture will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) prior to the issuance of any debt securities. We use the term “debenture trustee” to refer to the trustee under the indenture.

The following summaries of material provisions of the notes and the indenture are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement(s) related to the debt securities that we sell under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

The junior subordinated debt securities that we may offer are described below under “Description of Junior Subordinated Debt Securities.”

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

●	the title;
●	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;
●	any limit on the amount that may be issued;
●	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
●	the maturity date;
●	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;
●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
●	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
●	whether the debt securities will be secured or unsecured, and the terms of any secured debt;
●	the terms of the subordination of any series of subordinated debt;
●	the place where payments will be payable;
●	restrictions on transfer, sale or other assignment, if any;
●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
●	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;
●	provisions for a sinking fund, purchase or other analogous fund, if any;
●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

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●	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

○	incur additional indebtedness;
○	issue additional securities;
○	issue guarantees;
○	create liens;
○	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
○	redeem capital stock;
○	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
○	make investments or other restricted payments;
○	sell or otherwise dispose of assets;
○	enter into sale-leaseback transactions;
○	engage in transactions with stockholders and affiliates;
○	issue or sell stock of, or sell assets of, our subsidiaries; or
○	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
●	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;
●	information describing any book-entry features;
●	the procedures for any auction and remarketing, if any;
●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
●	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange (for example in the event of our merger or consolidation with another entity).

Consolidation, Merger or Sale

The indenture in the form initially filed as an exhibit to the registration statement of which this prospectus is a part does not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indenture and the debt securities.

If the debt securities are convertible into our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

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Events of Default Under the Indenture

The following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;
●	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;
●	if we fail to observe or perform any other covenant contained in the debt securities or the indenture, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.

Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
●	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;
●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee, to institute the proceeding as trustee; and
●	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

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We will periodically file statements with the debenture trustee regarding our compliance with the covenants in the indenture.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture;
●	to comply with the provisions described above under “-Consolidation, Merger or Sale”;
●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;
●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;
●	to provide for uncertificated debt securities and to make any appropriate changes for such purpose;
●	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;
●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or
●	to change anything that does not adversely affect the legal rights of any holder of debt securities of any series.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;
●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or
●	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

●	register the transfer or exchange of debt securities of the series;
●	replace stolen, lost or mutilated debt securities of the series;
●	maintain paying agencies;
●	recover excess money held by the debenture trustee;
●	compensate and indemnify the debenture trustee; and
●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

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At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given to it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the City of New York as our paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Subordination of Subordinated Debt Securities

Subordinated debt securities, if any, will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indenture in the form initially filed as an exhibit to the registration statement of which this prospectus is a part does not limit the amount of indebtedness which we may incur and does not limit us from issuing any other debt, including secured debt or unsecured debt.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

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DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

General

We may offer unsecured junior subordinated debt securities, which we refer to in this prospectus as the “junior subordinated debt securities.” The junior subordinated debt securities will be unsecured, subordinate and junior in right of payment, as described in the junior subordinated indenture, to all of our senior indebtedness (as defined in the junior subordinated indenture), which includes all debt issued under the senior indenture or the subordinated indenture.

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the junior subordinated debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future junior subordinated debt securities we may offer under this prospectus, we will describe the particular terms of any junior subordinated debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any junior subordinated debt securities we offer under a prospectus supplement may differ from the terms we describe below.

Unless the applicable prospectus supplement states otherwise, we will issue the junior subordinated debt securities in one or more series under a junior subordinated indenture, which we refer to as the “junior subordinated indenture,” to be entered into between us and the trustee named in the junior subordinated indenture.

The junior subordinated indenture does not limit the aggregate principal amount of junior subordinated debt securities that we may issue and provides that we may issue junior subordinated debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional junior subordinated debt securities of a particular series without the consent of the holders of the junior subordinated debt securities of such series outstanding at the time of the issuance. Any such additional junior subordinated debt securities, together with all other outstanding junior subordinated debt securities of that series, will constitute a single series of junior subordinated debt securities under the junior subordinated indenture. The junior subordinated indenture does not limit our ability to incur other debt.

The form of junior subordinated indenture is filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the junior subordinated indenture for provisions that may be important to you. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the junior subordinated indenture and the junior subordinated debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the junior subordinated indenture and the junior subordinated debt securities, including the definitions therein of certain terms.

Ranking of the Junior Subordinated Debt Securities

The junior subordinated debt securities will be direct, unsecured obligations of the Company and will rank equally in right of payment with all of our other junior subordinated obligations, including, unless otherwise specified in the prospectus supplement relating to such series or such securities, all other series of junior subordinated debt securities. The junior subordinated debt securities will be subordinate and junior in right of payment to all of our present and future “senior indebtedness” (as defined in the junior subordinated indenture). See “- Subordination under the Junior Subordinated Indenture.”

The Company is a holding company and has no direct operations. We conduct all of our business operations through our subsidiaries, meaning we derive substantially all of our operating income from, and hold substantially all of our assets through, our subsidiaries. We will depend on the cash at the holding company and dividends from our subsidiaries to meet our obligations under the junior subordinated debt securities. As a consequence, our ability to satisfy our obligations under the junior subordinated debt securities depends on our ability to receive distributions from these subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on our debt securities or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. As a result, the junior subordinated debt securities will be structurally subordinated to all debt, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of our subsidiaries, which means that creditors and preferred equity holders of the subsidiaries will be paid from the subsidiaries’ assets before holders of the junior subordinated debt securities would have any claims to those assets. If the cash we receive from our subsidiaries is insufficient to fund obligations under the junior subordinated debt securities, we may be required to raise cash through the incurrence of indebtedness, the issuance of additional equity or the sale of assets.

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Our insurance company subsidiaries are subject to various statutory and regulatory restrictions, which, among other things, regulate their payment of dividends and other distributions to us. In general, dividends in excess of prescribed limits require insurance regulatory approval. In addition, insurance regulators may prohibit the payment of dividends or other payments to us by our insurance subsidiaries if they determine that the payment could be adverse to the interests of our policyholders or contract holders.

Terms of the Junior Subordinated Debt Securities

We may issue the junior subordinated debt securities in one or more series through an indenture that supplements the junior subordinated indenture or through a resolution of our Board.

The prospectus supplement will describe the terms relating to the specific series of junior subordinated debt securities being offered. These terms will include some or all of the following:

●	the title of the junior subordinated debt securities of the series;
●	any limit upon the aggregate principal amount of the junior subordinated debt securities of the series;
●	the price or prices at which the Company will sell the junior subordinated debt securities;
●	the maturity date or dates of the junior subordinated debt securities of the series;
●	the rate or rates of interest at which the junior subordinated debt securities will bear interest or the method of determining such rate or rates, if any;
●	the date or dates from which any interest will accrue, the dates on which interest will be payable or the method by which such date or dates will be determined and the record date for determining who is entitled to the interest payable on any interest payment date;
●	the right, if any, to extend the interest payment periods for the series, the maximum duration of any such extension period and the terms, conditions and covenants related thereto;
●	whether the amount of payments of principal of (and premium, if any) or interest on the junior subordinated debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
●	the place or places where the principal of (and premium, if any) and interest on the junior subordinated debt securities will be payable;
●	if the Company possesses the option to do so, the periods within which and the prices at which the Company may redeem the junior subordinated debt securities, in whole or in part, pursuant to optional redemption provisions, the other terms and conditions of any such provisions and the manner in which the particular junior subordinated debt securities are to be selected for redemption;
●	the Company’s obligation, if any, to redeem, repay or purchase junior subordinated debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the junior subordinated debt securities, and the period or periods within which and the price or prices at which the Company will redeem, repay or purchase the junior subordinated debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;
●	the denominations in which the junior subordinated debt securities will be issued if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;
●	the portion, or methods of determining the portion, of the principal amount of the junior subordinated debt securities which the Company must pay upon the acceleration of the maturity of the junior subordinated debt securities in connection with an event of default (as described below), if other than the full principal amount;
●	the currency, currencies or currency unit in which the Company will pay the principal of (and premium, if any) or interest, if any, on the junior subordinated debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;

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●	provisions, if any, granting special rights to holders of the junior subordinated debt securities upon the occurrence of specified events;
●	any deletions from, modifications of or additions to the events of default or the Company’s covenants with respect to the applicable series of junior subordinated debt securities;
●	the application, if any, of the terms of the junior subordinated indenture relating to defeasance and covenant defeasance (which terms are described below) to the junior subordinated debt securities;
●	the terms, if any, upon which the holders may or are required to convert or exchange such junior subordinated debt securities into or for common stock or other securities or property of the Company, including the conversion or exchange price (which may be adjusted), or method of determining the conversion or exchange price, and the conversion or exchange period;
●	whether any of the junior subordinated debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global junior subordinated debt securities may be exchanged for certificated junior subordinated debt securities;
●	the depositary for global or certificated junior subordinated debt securities;
●	the forms of the junior subordinated debt securities;
●	if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific junior subordinated debt securities;
●	any change in the right of the trustee or the requisite holders of junior subordinated debt securities to declare the principal amount thereof due and payable because of an event of default;
●	any trustees, authenticating or paying agents, transfer agents or registrars, calculation agents or other agents with respect to the junior subordinated debt securities;
●	any restrictions on the registration, transfer or exchange of the junior subordinated debt securities;
●	whether the subordination provisions summarized below or different subordination provisions will apply to the junior subordinated debt securities; and
●	any other terms of the junior subordinated debt securities not inconsistent with the provisions of the junior subordinated indenture, as amended or supplemented.

Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will not be listed on any securities exchange.

Option to Defer Payment of Interest

If provided in the applicable prospectus supplement, so long as no event of default with respect to the junior subordinated debt securities of such series has occurred and is continuing, we will have the right during the term of any series of junior subordinated debt securities to defer payment of interest otherwise due and payable on the junior subordinated debt securities for a period, including further deferrals of interest during any such period, subject to the terms, conditions and covenants as may be described in the applicable prospectus supplement. However, we may not defer payment of interest beyond the maturity date or earlier redemption or acceleration of such series of junior subordinated debt securities.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of the junior subordinated debt securities may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of the common stock or other securities to be received by the holders of such series of junior subordinated debt securities to be adjusted.

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Special Payment Terms of the Junior Subordinated Debt Securities

Junior subordinated debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any series of junior subordinated debt securities. The junior subordinated debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular junior subordinated debt securities. The prospectus supplement relating to specific junior subordinated debt securities will also describe any special considerations and certain additional tax considerations applicable to such junior subordinated debt securities.

Denominations, Registration and Transfers

Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debt securities will be issued in fully registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debt securities will be represented by one or more global certificates registered in the name of a nominee for DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of junior subordinated debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	DTC notifies the Company that it is unwilling or unable to continue serving as the depositary for the relevant global securities, or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or
●	the Company determines, in its sole discretion and subject to the procedures of DTC, that the global debt security shall be exchangeable.

A global security may not be transferred except to another nominee of DTC, or to a successor depositary selected or approved by the Company or to a nominee of such successor depositary.

If junior subordinated debt securities are issued in certificated form, they will only be issued in the minimum denomination and integral multiples in excess thereof specified in the accompanying prospectus supplement. Transfers and exchanges of such junior subordinated debt securities will only be permitted in such minimum denomination and integral multiples in excess thereof. Transfers of junior subordinated debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by the Company under the junior subordinated indenture. Exchanges of such junior subordinated debt securities for an equal aggregate principal amount of junior subordinated debt securities in different denominations may also be made at such locations. There will be no service charge in connection with any exchange or registration of transfer of such junior subordinated debt securities, but payment may be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a junior subordinated debt security on any interest payment date will be made to the person in whose name a junior subordinated debt security is registered at the close of business on the record date for the interest payment.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the junior subordinated debt securities of a particular series will be payable at the office of such paying agent or paying agents as the Company may designate for such purpose from time to time.

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Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by the Company and located in the Borough of Manhattan, the City and State of New York, will act as paying agent for payments with respect to junior subordinated debt securities of each series. The Company may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Company will be required to maintain an office or agency in each place of payment for the junior subordinated debt securities of a particular series.

Unless otherwise indicated in the applicable prospectus supplement and subject to applicable law, any money or governmental obligations deposited with the trustee or any paying agent, or then held by the Company, in trust, for the payment of the principal, interest or premium on any junior subordinated debt security of any series which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to the Company at its option and upon its request or (if then held by the Company) will be discharged from such trust, and the holder of such junior subordinated debt security thereafter may look only to the Company for payment thereof.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of junior subordinated debt securities after its issuance date, in whole or in part, at any time and from time to time. Unless otherwise indicated in the applicable prospectus supplement, we may redeem junior subordinated debt securities in denominations larger than $2,000 but only in integral multiples of $1,000 in excess thereof.

Unless otherwise indicated in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

Redemption Price

Unless otherwise indicated in the applicable prospectus supplement, the redemption price for any junior subordinated debt security which we redeem will equal the applicable redemption price for junior subordinated debt securities of such series, together with interest accrued thereon to, but not including, the date fixed for redemption.

Notice of Redemption

Unless otherwise indicated in the applicable prospectus supplement, we will transmit, or cause the trustee to transmit, a notice of any redemption of junior subordinated debt securities at least 10 days but not more than 60 days before the redemption date to the registered holders of the junior subordinated debt securities at their addresses as shown on the security register; provided, however, that notice of redemption may be sent more than 60 days prior to the redemption date if such notice is sent in connection with a legal defeasance or a satisfaction and discharge of the junior subordinated indenture. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debt securities or the portions called for redemption.

Consolidation, Merger, Transfer of Assets and Other Transactions

So long as any junior subordinated debt securities are outstanding, the Company may not (i) merge with or into or consolidate with another entity, or (ii) convey, lease or otherwise transfer all or substantially all of its assets to any other entity other than to one of the Company’s direct or indirect wholly-owned subsidiaries, and no entity may merge with or into or consolidate with the Company, in each case unless:

●	the Company is the surviving entity, or the entity formed by or surviving such merger or consolidation or to which such conveyance, lease or transfer has been made, if other than the Company, is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and has expressly assumed by supplemental indenture all of the Company’s obligations under the junior subordinated debt securities and the junior subordinated indenture;
●	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and
●	the Company delivers to the trustee an officers’ certificate and an opinion of counsel, each to the effect that such supplemental indenture complies with the junior subordinated indenture.

This prohibition will not apply to (i) the direct or indirect conveyance or transfer of all or any portion of the capital stock, assets or liabilities of any of the Company’s direct or indirect wholly-owned subsidiaries to the Company or any of its direct or indirect wholly-owned subsidiaries or (ii) the consolidation or merger of any of the Company’s direct or indirect wholly-owned subsidiaries with and into the Company.

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Reporting Covenant

For so long as the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the junior subordinated indenture will require the Company to file with the trustee and make available to holders of the junior subordinated debt securities (without exhibits), without cost to any holder, all documents the Company files with, or furnishes to, the SEC under the Exchange Act, within 15 days after the Company files them with, or furnishes them to, the SEC. Any such documents that are publicly available through the EDGAR system (or any successor system) of the SEC shall be deemed to have been filed with the trustee and made available to holders in accordance with the Company’s obligations hereunder.

Delivery of such reports, statements, information and documents to the trustee shall be for informational purposes only and the trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants contained in the junior subordinated indenture (as to which the trustee will be entitled to conclusively rely upon an officer’s certificate). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the junior subordinated indenture.

Events of Default, Notice and Waiver

Unless otherwise indicated in the applicable prospectus supplement, the following shall constitute “events of default” under the junior subordinated indenture with respect to each series of junior subordinated debt securities:

●	certain events of bankruptcy, insolvency or reorganization of the Company; and
●	any other event specified in the applicable Board resolution or supplemental indenture under which the series of junior subordinated debt securities is issued.

If an event of default (other than an event of default involving certain events of bankruptcy, insolvency or reorganization of the Company) with respect to any junior subordinated debt securities of any series outstanding under the junior subordinated indenture shall occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the junior subordinated debt securities of that series outstanding may declare, by notice as provided in the junior subordinated indenture, the principal amount (or such lesser amount as may be provided for in the junior subordinated debt securities of that series) of all the junior subordinated debt securities of that series outstanding to be due and payable immediately. In the case of an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of the Company, the principal amount of all junior subordinated debt securities of any series outstanding will automatically become due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount junior subordinated debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount junior subordinated debt securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under the junior subordinated indenture with respect to junior subordinated debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all junior subordinated debt securities of such series outstanding under the junior subordinated indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest (including any additional interest) on any junior subordinated debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding junior subordinated debt security of such series affected.

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The trustee is required, within 90 days after the occurrence of a default (of which it has received written notice and which is continuing), with respect to the junior subordinated debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the junior subordinated debt securities of such series notice of such default; provided, however, that the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the junior subordinated debt securities of such series.

The trustee may require indemnification satisfactory to it by the holders of the junior subordinated debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the junior subordinated indenture at the request of the holders of the junior subordinated debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of any series under the junior subordinated indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the junior subordinated debt securities of such series.

No holder of a junior subordinated debt security of any series may institute any action against the Company under the junior subordinated indenture (except the right of any holder to institute suit for enforcement of any overdue principal of (and premium, if any) and interest on such junior subordinated debt security or for the conversion or exchange of such junior subordinated debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the junior subordinated debt securities of such series specifying an event of default, as required under the junior subordinated indenture, (ii) the holders of at least 25% in aggregate principal amount of the junior subordinated debt securities of that series then outstanding under the junior subordinated indenture shall have requested the trustee to institute such action, (iii) such holder or holders shall have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such request and (v) during such 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

The Company is required to furnish annually to the trustee statements as to the Company’s compliance with all conditions and covenants under the junior subordinated indenture. The trustee is required, within 90 days after the occurrence of a default, to give notice of all defaults to each holder of the junior subordinated debt securities. However, the junior subordinated indenture provides that the trustee may withhold notice to the holders of the junior subordinated debt securities of any default, other than a default in the payment of principal of, or interest on, the junior subordinated debt securities (including the redemption price or purchase price of the junior subordinated debt securities, if applicable), if it considers withholding notice to be in the interests of the holders of the junior subordinated debt securities.

Modification of Junior Subordinated Debt Securities

Under the junior subordinated indenture, the Company and the trustee may supplement the junior subordinated indenture for certain purposes, including to make any change that would not materially adversely affect the rights of the holders of junior subordinated debt securities of any series, without the consent of those holders. The Company and the trustee may modify the junior subordinated indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of junior subordinated debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding junior subordinated debt securities of each affected series issued under the junior subordinated indenture. However, the junior subordinated indenture requires the consent of each holder of junior subordinated debt securities that would be affected by any modification that would:

●	except as permitted by the junior subordinated indenture and the terms of such series of junior subordinated debt securities, extend the fixed maturity of any junior subordinated debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest (including additional interest) thereon, or reduce any premium payable upon the redemption thereof;

●	reduce the amount of principal of an original issue discount junior subordinated debt security or any other junior subordinated debt security payable upon acceleration of the maturity thereof;

●	change the obligation of the Company to maintain an office or agency and for the purposes specified in the junior subordinated indenture;

●	change the currency in which any junior subordinated debt security or any premium or interest is payable;

●	impair the right to enforce any payment on or with respect to any junior subordinated debt security;

●	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any junior subordinated debt security (if applicable);

●	reduce the percentage in principal amount of outstanding junior subordinated debt securities of any series, the consent of whose holders is required for modification or amendment of the junior subordinated indenture or for waiver of compliance with certain provisions of the junior subordinated indenture or for waiver of certain defaults;

●	reduce the requirements contained in the junior subordinated indenture for the consent of holders of any junior subordinated debt securities; or

●	modify any of the above provisions.

In addition, we and the trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debt securities.

Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, the Company may elect either (i) to defease and be discharged from any and all obligations with respect to the junior subordinated debt securities of or within any series (except as otherwise provided in the junior subordinated indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the junior subordinated debt securities of or within any series (“covenant defeasance”), upon the deposit with the trustee, in trust for such purpose, of money and/or government obligations which, in the opinion of a nationally recognized certified public accounting firm, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such junior subordinated debt securities to maturity or redemption, as the case may be. As a condition to defeasance or covenant defeasance, the Company must deliver to the trustee an opinion of counsel to the effect that the holders of such junior subordinated debt securities will not recognize gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the junior subordinated indenture. In addition, in the case of either defeasance or covenant defeasance, the Company shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant securities exchange(s) have informed it that neither such junior subordinated debt securities nor any other junior subordinated debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with. The Company may exercise its defeasance option with respect to the junior subordinated debt securities notwithstanding its prior exercise of its covenant defeasance option.

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Subordination under the Junior Subordinated Indenture

The prospectus supplement relating to any offering of junior subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, junior subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness (as described below).

For purposes of junior subordinated debt securities, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the junior subordinated indenture or thereafter incurred, created or assumed, and any amendments, renewals, extensions or modifications of any such obligations:

●	the principal of and premium, if any, and interest due in respect of indebtedness of the Company for borrowed money and indebtedness evidenced by securities, debentures, notes, bonds or other written instruments issued by the Company (other than junior subordinated debt securities);
●	all obligations of the Company as lessee under leases required to be capitalized on its balance sheet under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which the Company is a party;
●	all obligations of the Company issued or assumed as the deferred purchase price of property, assets or businesses, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);
●	all obligations of the Company for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;
●	all obligations of the Company in respect of commodity contracts, interest rate swap, cap, floor, collar or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;
●	all obligations of the types referred to above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and
●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company).

“Senior indebtedness” does not include:

●	indebtedness or monetary obligations to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services; or
●	any obligation or indebtedness that is, by its terms, subordinated in right of payment to, or ranks equally in right of payment with, the junior subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if the Company defaults in the payment of any principal of and premium, if any, or interest or any other payment due on any senior indebtedness, or if the maturity of any senior indebtedness of the Company has been declared due and payable prior to the date on which it would otherwise have become due and payable, then, unless and until such default is cured or waived or ceases to exist or any acceleration is rescinded or annulled, the Company will make no payment or distribution of any kind or character, whether in cash, property or securities, with respect to the principal (including any redemption, retirement, purchase or other acquisition of any junior subordinated debt securities) of and premium, if any, or interest (including any additional interest) on the junior subordinated debt securities or any sinking fund payment, subject to limited exceptions.

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If any of the following events occurs, the Company will pay in full all amounts due on senior indebtedness before it makes under the junior subordinated debt securities any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to any holder of junior subordinated debt securities:

●	any dissolution, winding up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;
●	any general assignment by the Company for the benefit of creditors;
●	any marshaling of the Company’s assets or liabilities for the benefit of creditors; or
●	other similar proceedings.

In such event, any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, under the junior subordinated debt securities, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the junior subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the junior subordinated debt securities is received by the trustee of any junior subordinated debt securities in contravention of any of the terms of the junior subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The junior subordinated indenture does not limit the issuance of additional senior indebtedness.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act of 1939, as amended. The trustee will not be required to exercise any of its powers under the junior subordinated indenture at your request, unless you offer indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur. The rights, privileges, protections and benefits, including its right to be indemnified, given to the trustee under the junior subordinated indenture will also be extended to each agent, custodian and other person employed to act thereunder.

The trustee may act as depositary for funds of, make loans to, and perform other services for, us and our subsidiaries in the normal course of business.

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PLAN OF DISTRIBUTION

We may sell the securities covered hereby from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades, in any manner permitted under applicable law and described in an applicable prospectus supplement or a combination of these methods. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated price

We may also sell equity securities covered by this prospectus in “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, or an exchange or otherwise. Such offerings may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

●	the name or names of the underwriters, dealers or agents participating in the offering, if any;

●	the purchase price of the securities sold by us to any underwriter or dealer and the net proceeds we expect to receive from the offering;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or commissions or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

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We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions and other compensation we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to an offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the offered securities. We have no current plans for listing of the non-convertible preferred stock any securities exchange or quotation system; any such listing with respect to any particular non-convertible preferred stock will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any agents and underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the securities on the Nasdaq Capital Market in accordance with Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Snell & Wilmer L.L.P., Las Vegas, Nevada. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

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EXPERTS

The consolidated balance sheets of ChronoScale Holdings Corporation and its subsidiaries as of May 31, 2026 and 2025, and the related consolidated statements of operations, temporary equity and stockholder’s equity, and cash flows for each of the two years in the period ended May 31, 2026 have been audited by CBIZ CPAs P.C., independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act of which this prospectus forms a part. This prospectus does not contain all of the information set forth in the registration statement. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. For further information about us, please refer to the registration statement and the documents incorporated by reference in this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy statements and other information regarding issuers, such as ChronoScale Holdings Corporation, that file electronically with the SEC. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is https://chronoscale.com/. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2026, filed with the SEC on August 19, 2026;

●	The Company’s Current Reports on Form 8-K filed with the SEC on June 4, 2026, June 26, 2026, June 30, 2026, July 1, 2026, August 18, 2026, August 27, 2026, September 16, 2026 and October 2, 2026, and the Company’s Current Reports on Form 8-K/A filed with the SEC on June 30, 2026 (other than any portions thereof deemed furnished and not filed);

●	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 25, 2026; and

●	The description of our common stock filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2026.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before termination of the offering of the securities hereunder. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any documents incorporated by reference other than exhibits to those documents. Requests should be addressed to:

ChronoScale Holdings Corporation

Attn: Ying Cenly Chen

Chief Executive Officer

2440 Sand Hill Road, Suite 400

Menlo Park, CA 94025

Phone number: (650) 977-4969

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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$500,000,000

Non-Convertible Preferred Stock

Debt Securities

Junior Subordinated Debt Securities

PROSPECTUS

  , 2026

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be borne by ChronoScale Holdings Corporation in connection with the offerings described in this Registration Statement.

SEC Registration Fee		$43,500
FINRA Filing Fee	$	*
Printing and engraving expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

* The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

ITEM 15. Indemnification of Directors and Officers.

Section 78.138 of the Nevada Revised Statutes, or NRS, provides that, unless the corporation’s articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the statutory presumption that such director or officer has acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted, and it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of law. Our Articles provide that no director or officer shall have any personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (i) acts that involve intentional misconduct, fraud, or a knowing violation of the law or (ii) the payment of dividends in violation of the NRS.

Section 78.7502(1) of the NRS provides that a corporation may indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise or as a manager of a limited liability company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person is not liable pursuant to NRS 78.138 or if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

NRS 78.7502(2) permits a corporation to indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification pursuant to NRS 78.7502 may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by the person in connection with defending an action (including, without limitation, attorney’s fees), to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, or any claim, issue or matter in such action.

II-1

NRS 78.751 provides that the indemnification pursuant to NRS 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled (except that indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of the law and such intentional misconduct, fraud or a knowing violation of the law was material to the cause of action) and that the indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. NRS 78.752 permits a corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Bylaws provide that the Company shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding as they are incurred and in advance of its final disposition, subject to certain expenses.

In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments and fines incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

II-2

ITEM 16. Exhibits.

Exhibit No.	Description
1.1**†	Form of Underwriting Agreement
3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2026).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2026).
3.3	Certificate, Amendment or Withdrawal of Designation, relating to the Series B Convertible Preferred Stock, filed with the Secretary of State of Nevada on September 29, 2026 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 2, 2026).
4.1*	Form of Senior Debt Indenture.
4.2*	Form of Subordinated Debt Indenture.
4.3*	Form of Junior Subordinated Indenture.
4.4*	Form of Senior Note (included in Exhibit 4.1).
4.5*	Form of Subordinated Note (included in Exhibit 4.2).
4.6*	Form of Junior Subordinated Note (included in Exhibit 4.3).
5.1*	Opinion of Snell & Wilmer L.L.P.
5.2*	Opinion of Lowenstein Sandler LLP.
23.1*	Consent of CBIZ CPAs P.C.
23.2*	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
23.3*	Consent of Lowenstein Sandler LLP (included in Exhibit 5.2).
24.1*	Power of Attorney (included on signature page).
25.1***	Statement of Eligibility on Form T-1 of the Trustee for the Senior Debt Indenture.
25.2***	Statement of Eligibility on Form T-1 of the Trustee for the Subordinated Debt Indenture.
107*	Filing Fee Table.

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.
***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
†	The schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

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ITEM 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) If the Registrant is relying on Rule 430B:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about Registrant or its securities provided by or on behalf of the Registrant; and

(d) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(6) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the forgoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, ChronoScale Holdings Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California on October 6, 2026.

CHRONOSCALE HOLDINGS CORPORATION

By:	/s/ Ying Cenly Chen
Ying Cenly Chen
Chief Executive Officer
(Principal Executive Officer)

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SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ying Cenly Chen and Jerome Wong, or any one of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and any subsequent registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ying Cenly Chen	Chief Executive Officer and Chairman	October 6, 2026
Ying Cenly Chen	(Principal Executive Officer)

/s/ Jerome Wong	Chief Financial Officer	October 6, 2026
Jerome Wong	(Principal Financial Officer and Principal Accounting Officer)

/s/ Wes Cummins	Director	October 6, 2026
Wes Cummins

/s/ Douglas Miller	Director	October 6, 2026
Douglas Miller

/s/ Richard Nottenburg	Director	October 6, 2026
Richard Nottenburg

/s/ Andrew Schaap	Director	October 6, 2026
Andrew Schaap

/s/ Ella Benson	Director	October 6, 2026
Ella Benson

/s/ Bill Clancy	Director	October 6, 2026
Bill Clancy

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